As filed with the Securities and Exchange Commission on June 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2303920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5949 Sherry Lane, Suite 1400

Dallas, Texas 75225

(Address of registrant’s principal executive offices)

TYLER TECHNOLOGIES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE JUNE 1, 2012)

(Full title of plan)

H. Lynn Moore, Jr. Executive Vice President, General Counsel, and Secretary Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 (972) 713-3700	with copy to: Randall G. Ray, Esq. Munck Wilson Mandala, LLP 12770 Coit Road, Suite 600 Dallas, Texas 75251 (972) 628-3600

(Name and address and telephone number, including area code, of registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	1,000,000 shares	$40.685	$40,685,000	$4,663

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) of the Securities Act, based on the average of the high and low prices for the common stock on June 20, 2012, as reported on the New York Stock Exchange.

EXPLANATORY STATEMENT

In February 2012, our board of directors approved, subject to stockholder approval, the amendment and restatement of the Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan, effective June 1, 2012 (the “Plan”). At our 2012 Annual Meeting of Stockholders held on May 10, 2012, our stockholders approved the amended and restated Plan which, among other things, increased the aggregate number of shares of our common stock authorized for issuance under the Plan from 1,000,000 shares to 2,000,000 shares. The amended and restated Plan was further amended by Amendment No. 1 adopted by our board of directors on June 20, 2012 and effective June 1, 2012. The contents of our Registration Statement on Form S-8 (File No. 333-116406) filed with the Securities and Exchange Commission on June 10, 2004 relating to the Plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I

The information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

Item 8. Exhibits.

5.1	Opinion of Munck Wilson Mandala, LLP (filed herewith).

10.1	Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (Amended and Restated Effective June 1, 2012) (filed as Appendix A to our Proxy Statement filed with the Commission on March 29, 2012 and incorporated by reference herein).

10.2	Amendment No. 1 to Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (Amended and Restated Effective June 1, 2012), adopted June 20, 2012 and effective June 1, 2012 (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Munck Wilson Mandala, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on June 25, 2012.

TYLER TECHNOLOGIES, INC.
(Registrant)

By:	/s/ BRIAN K. MILLER

Brian K. Miller
Executive Vice President, Chief Financial Officer, and Treasurer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Brian K. Miller and H. Lynn Moore, Jr., and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this registration statement and any and all applications, instruments, and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 25, 2012.

Signature	Title

/s/ JOHN M. YEAMAN	Chairman of the Board and Director
John M. Yeaman

/s/ JOHN S. MARR, JR.	President, Chief Executive Officer,
John S. Marr, Jr.	and Director (principal executive officer)

/s/ BRIAN K. MILLER	Executive Vice President, Chief Financial
Brian K. Miller	Officer, and Treasurer (principal financial officer)

/s/ W. MICHAEL SMITH	Vice President and Chief Accounting Officer
W. Michael Smith	(principal accounting officer)

Signature	Title

/s/ DONALD R. BRATTAIN	Director
Donald R. Brattain

/s/ J. LUTHER KING, JR.	Director
J. Luther King, Jr.

/s/ G. STUART REEVES	Director
G. Stuart Reeves

/s/ MICHAEL D. RICHARDS	Director
Michael D. Richards

/s/ DUSTIN R. WOMBLE	Director
Dustin R. Womble

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Munck Wilson Mandala, LLP (filed herewith).

10.1	Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (Amended and Restated Effective June 1, 2012) (filed as Appendix A to our Proxy Statement filed with the Commission on March 29, 2012 and incorporated by reference herein).

10.2	Amendment No. 1 to Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (Amended and Restated Effective June 1, 2012), adopted June 20, 2012 and effective June 1, 2012 (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Munck Wilson Mandala, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).